UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 West King Street, Franklin Park, IL		60131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 288-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported by the Registrant, Jeffrey N. Moeller, the former Director of Quality Assurance and Regulatory Affairs of Del Medical Imaging Corp., a subsidiary of the Registrant (“Del Medical”), commenced an action in the Circuit Court of Cook County, Illinois, against the Registrant, Del Medical and Walter Schneider, the former President of Del Medical.

Mr. Moeller alleged four claims in the action: (1) retaliatory discharge from employment with Del Medical,  (2) defamation, (3) intentional interference with his employment relationship with Del Medical and prospective employers, and (4) to hold the Registrant liable for any misconduct of Del Medical under a theory of piercing the corporate veil.  On April 17, 2008, the jury returned a verdict in favor of Mr. Moeller for $1.8 million for lost earnings, back pay, front pay and benefits on the retaliatory discharge claim, and for $200,000 for emotional distress/reputation damages and $200,000 in punitive damages on the defamation claim.

                The Registrant is disappointed with the jury's verdict and believes it is not supported by the evidence.  The Registrant intends to vigorously pursue available post-trial remedies, including appeal.  The Registrant is assessing the probable loss if the jury verdict is not overturned.  Any increase in liability will be recorded as a charge to the Registrant’s earnings for the third quarter of fiscal 2008.

                On April 22, 2008, the Registrant issued a press release regarding the jury verdict.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Exhibits

	99.1	Press Release dated April 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: April 22, 2008	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 22, 2008